UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report- January 15, 2009 (Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	000-13468	91-1069248
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1015 Third Avenue, 12th Floor

Seattle, Washington 98104

(Address of principal executive offices)

(206) 674-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 15, 2009, the Board of Directors of Expeditors International of Washington, Inc. (the “Company”) amended Article II and Article IV of the Company Bylaws.

The amendments to Article II specify the procedures by which a shareholder may submit nominees for director or submit business for consideration at a shareholder meeting, including the notice provisions and required disclosures that a shareholder must provide when submitting a director nomination or other business proposal.

The amendments to Article IV change the vote standards for contested and non-contested director elections. In an uncontested election, a director must receive a majority of the votes cast in order to be elected. The vote standard in a contested election remains a plurality. In addition, the amendments (i) establish a maximum 90-day hold-over term of office for an incumbent director who fails to receive a majority vote in an uncontested election, and (ii) clarify that a director’s resignation may take effect prior to the appointment of a successor.

A copy of the Bylaws as amended is attached to this Form 8-K as Exhibit 3.2. The foregoing summary is qualified in its entirety by reference to Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.2	Bylaws of Expeditors International of Washington, Inc. as amended January 15, 2009

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

January 15, 2009	By:	/s/ Peter J. Rose
Peter J. Rose
Chairman and Chief Executive Officer

January 15, 2009	By:	/s/ R. Jordan Gates
R. Jordan Gates
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
3.2	Bylaws of Expeditors International of Washington, Inc. as amended January 15, 2009